Exhibit 5.1

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

Telephone: (212) 907-6457

Facsimile: (212) 208-4657

April 26, 2021

The Board of Directors

Mitesco, Inc.

601 Carlson Parkway

Suite 1050

Minnetonka, Minnesota 55305

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the issuance and sale by Mitesco, Inc., a Delaware corporation (the “Company”), of up to 25,663,320 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company that may be sold pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The shares of Common Stock included in the Registration Statement consist of the following: (i) 12,600,000 shares of Common Stock (the “Conversion Shares”) issuable upon conversion of Series C Convertible Preferred Stock (the “Series C Convertible Preferred Stock”) issued in private placement transactions that closed in March 2021, (ii) 6,300,000 shares of Common Stock (the “Series A Warrant Shares”) issuable upon exercise of Series A Warrants (the “Series A Warrants”) issued in private placement transactions that closed in March 2021, (iii) 6,300,000 shares of Common Stock (the “Series B Warrant Shares” and together with the Series A Warrant Shares, the “Warrant Shares”) issuable upon exercise of Series B Warrants (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”) issued in private placement transactions that closed in March 2021, and (iv) 463,320 shares of Common Stock issued to the Placement Agent and its designees (the “Placement Agent Shares”) in connection with the private placement transactions ((i) through (iii) are collectively referred to herein as, the “Investor Shares”). The Series C Convertible Preferred Stock, the Series A Warrants and the Series B Warrants were sold by the Company pursuant to securities purchase agreements (the “Purchase Agreements”) entered into by and between the Company and the respective investors, the forms of which Purchase Agreement, the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock (the “Certificate of Designations”), the Series A Warrant and the Series B Warrant were filed as exhibits to the Registration Statement as well as the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on March 26, 2021. The Placement Agent Shares were issued pursuant to the terms of an Engagement letter entered into by and between the Company and the placement agent on January 6, 2021. The Investor Shares and the Placement Agent Shares were, and will be, as the case may be, offered and sold in the manner described in the Registration Statement and the related prospectus included therein (the “Prospectus”).

Mitesco, Inc.

April 26, 2021

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable, including, but not limited to, the Registration Statement, the Prospectus, the Purchase Agreements, the Certificate of Designations, the Series A Warrant and the Series B Warrant. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

We express no opinion as to matters governed by any laws other than the General Corporation Law of the State of Delaware (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Constitution), and the federal laws of the United States of America, as in effect on the date hereof.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Conversion Shares have been duly authorized for issuance by the Company and, when issued and sold by the Company and delivered by the Company and upon valid conversion thereof and against receipt of the conversion price therefor, in accordance with and in the manner described in the Registration Statement, the Purchase Agreement and the Certificate of Designations, will be validly issued, fully paid and non-assessable; (ii) the Warrant Shares have been duly authorized for issuance by the Company and, when issued and sold by the Company and delivered by the Company and upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Purchase Agreement and the respective Warrants, will be validly issued, fully paid and non-assessable; and (iii) the Placement Agent Shares have been duly authorized for issuance and have been validly issued, fully paid and non-assessable.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Gracin & Marlow, LLP